Exhibit 99.1

FOR IMMEDIATE RELEASE

Second Sight Announces Exclusive Agreement with Gulf Medical Company to Distribute the Argus II Retinal Prosthesis System in Saudi Arabia

Sylmar, California- May 7, 2015 – Second Sight Medical Products, Inc. (“Second Sight” or “the Company”) (NASDAQ: EYES), a developer, manufacturer and marketer of implantable visual prosthetics to restore some useful vision to blind patients, has signed an exclusive agreement with Gulf Medical Company (“Gulf Medical”), one of the largest distributors of medical products to Saudi Arabia and the Gulf region, to distribute the Argus® II Retinal Prosthesis System (“Argus II”) in Saudi Arabia with certain minimum purchase requirements.

Gulf Medical will be in charge of executing in-country management of all aspects of Second Sight’s technology, including programming, importation, supply and surgical support.

“Gulf Medical has developed dedicated regulatory, sales, and clinical support teams, including individuals with well-developed relationships in the ophthalmic industry to distribute the Argus II throughout the Kingdom,” said Dr. Robert Greenberg, President and CEO of Second Sight. “We see them as the perfect partner to expand distribution of our current and future products.”

Gulf Medical was founded in 1983 to bring innovative, state-of-the-art medical technologies to Saudi Arabia and the Gulf. The award winning company also plays an active part in developing the skills of leading medical practitioners, particularly in the field of: Cardiovascular, Critical care, Anesthesiology, Hemodialysis, Neuro & Spinal Surgery, Ophthalmology, Endoscopy and Robotic Surgery. Having in-depth knowledge of local customs and traditions, Gulf Medical provides kingdom-wide coverage with more than 1,000 employees and is fully represented throughout the United Arab Emirates and the Gulf States.

Genetic diseases such as Retinitis Pigmentosa (RP) occur at a higher rate in Saudi Arabia than in many parts of the world. There are tens of thousands of people in the Kingdom with RP. The Argus II is a device that induces visual perception in blind individuals with RP by providing electrical pulses to stimulate the retina’s remaining cells, resulting in a perception of light patterns in the brain.

About the Argus® II Retinal Prosthesis System

Second Sight’s Argus II System provides electrical stimulation that bypasses the defunct retinal cells and stimulates remaining viable cells inducing visual perception in individuals with severe to profound retinitis pigmentosa. The Argus II works by converting images captured by a miniature video camera mounted on the patient’s glasses into a series of small electrical pulses, which are transmitted wirelessly to an array of electrodes implanted on the surface of the retina. These pulses are intended to stimulate the retina’s remaining cells, resulting in the perception of patterns of light in the brain. The patient then learns to interpret these visual patterns, thereby regaining some visual function. The Argus II is the first artificial retina to receive widespread approval, and is offered at approved centers in Canada, France, Germany, Italy, Netherlands, Saudi Arabia, Spain, Switzerland, Turkey, United Kingdom and the United States.

About Second Sight

Second Sight Medical Products, Inc. was founded in 1998 to create a retinal prosthesis to provide sight to patients blinded from outer retinal degenerations such as RP. Second Sight's mission is to develop, manufacture, and market innovative implantable visual prosthetics to enable blind individuals to achieve greater independence. Second Sight’s Argus II Retinal Prosthesis is approved in the United States, Canada, Europe and so far at one center in Saudi Arabia (King Khaled Eye Specialist Hospital in Riyadh), and trials are currently underway to test the safety and efficacy of the Argus II in patients with Dry Age-Related Macular Degeneration (AMD). There are more than 30,000 people blinded from AMD in Saudi Arabia. Second Sight is also developing the OrionTM I Visual Cortical Prosthesis to restore some vision to individuals who are blind due to causes other than preventable or treatable conditions, which could benefit more than 150,000 people in Saudi Arabia. Second Sight’s headquarters are in Sylmar, California, and its European Headquarters are in Lausanne, Switzerland. For more information, visit www.secondsight.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange and Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections. All statements in this release that are not based on historical fact are "forward looking statements". These statements may be identified by words such as "estimates," "anticipates," "projects," "plans," or "planned," "seeks," "may," "will," "expects," "intends," "believes," "should" and similar expressions or the negative versions thereof and which also may be identified by their context. All statements that address operating performance or events or developments that Second Sight expects or anticipates will occur in the future are forward-looking statements. While management has based any forward looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statement involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K as filed on March 17, 2015 and our other reports filed from time to time with the Securities and Exchange Commission. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

For Patient Inquiries:
Argus II hotline:

International: 1 (818) 833-5027

US (toll free): 1 (855) 756-3703

-or - patients@secondsight.com

Media Relations:
Pascale Communications, LLC
Allison Potter
T: +1-412-228-1678
E: allison@pascalecommunications.com

Investor Relations:

Retail Investors
MZ North America
Matt Hayden, Chairman
T: +1-949-259-4896
E: matt.hayden@mzgroup.us

Institutional Investors
In-Site Communications, Inc.
Lisa Wilson, President
T: +1-212-452-2793
E: lwilson@insitecony.com

Source: Second Sight Medical Products, Inc.

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